Exhibit 10(a)24

THIRD AMENDMENT TO THE SOUTHERN COMPANY
DEFERRED COMPENSATION PLAN

WHEREAS, the Board of Directors of Southern Company Services, Inc. (the “Company”) heretofore established and adopted the Southern Company Deferred Compensation Plan, as amended and restated effective January 1, 2018 (the “Plan”);
WHEREAS, under Section 8.3 of the Plan, the Board of Directors of the Company reserves the right to amend the Plan at any time;
WHEREAS, the Company desires to amend the Plan to add PowerSecure as an Employing Company;
WHEREAS, under Section 8.3 of the Plan, the Benefits Administration Committee (the “Committee”) may amend the Plan, provided the amendment either (a) does not involve a substantial increase in cost to any Employing Company, or (b) is necessary, proper, or desirable in order to comply with applicable laws or regulations enacted or promulgated by any federal or state governmental authority; and
WHEREAS, the Committee, in its settlor capacity, desires to amend the Plan to provide for cessation of participation for employees of Pivotal LNG, Inc. who are no longer Employees due to the divestiture that occurred on March 24, 2020, and provide for full vesting for the benefits of such employees.
NOW, THEREFORE, pursuant to resolutions adopted on November 12, 2020 by the Board of Directors of the Company and resolutions adopted on November 18, 2020 by the Committee, the Plan is hereby amended as follows, effective as specified herein:
1.
The Plan is hereby amended by adding a new paragraph (f) to Section 4.4, as follows:
(f)    Pivotal LNG.
(1)    Cessation of Participation. Effective as of March 24, 2020, (i) Pivotal LNG, Inc. and its direct and indirect subsidiaries will cease to be affiliated companies of Southern Company Gas for purposes of determining Employing Company status under the Plan; and (ii) Participants who cease to be Employees due to the sale of Pivotal LNG, Inc. will cease to be eligible to participate in the Plan.
(2)    Vesting Acceleration. Effective as of March 24, 2020, Participants who cease to be Employees due to the sale of Pivotal LNG, Inc. will be deemed to be fully vested for all purposes hereunder.
2.
Effective January 1, 2021, Appendix A of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:

APPENDIX A
THE SOUTHERN COMPANY
DEFERRED COMPENSATION PLAN
EMPLOYING COMPANIES AS OF JANUARY 1, 2021
Alabama Power Company
Georgia Power Company
Mississippi Power Company
PowerSecure, Inc.
Southern Communications Services, Inc.
Southern Company Energy Solutions, LLC
Southern Company Gas’ affiliated companies
Southern Company Services, Inc.
Southern Nuclear Operating Company, Inc.
Southern Power Company

3.
Except as amended herein by this Third Amendment, the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, the Company, through its duly authorized officer, and the Committee, through its authorized representative, have adopted this Third Amendment to the Southern Company Deferred Compensation Plan, as amended and restated as of January 1, 2018, this 27th day of November, 2020.

SOUTHERN COMPANY SERVICES, INC.

By:	/s/James M. Garvie

Name:	James M. Garvie

Its:	SVP, HR Total Rewards/HRIS

BENEFITS ADMINISTRATION COMMITTEE

By:	/s/James M. Garvie

Name:	James M. Garvie

Its:	Chairperson

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